CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Shareholder Reports" in the Prospectus/Proxy Statement in this Registration Statement (Form N-14) (No. 333-XXXXX) of TIP Funds of our report dated November 10, 2000, included in the 2000 annual report to shareholders.



Philadelphia, Pennsylvania
June 29, 2001

/s/ Ernst & Young, LLP